环保花袋样品制作服务合同

Compostable Floral Sleeve Sample-making Service Agreement

应美国兹尼科技有限公司（Zenitech Corporation）的请求，安徽桐城佳联塑料包装机械厂将提供环保花袋样品制作服务。

Upon request by the Zenitech Corporation of the United States of America, the An Hui Jia Lian Plastic Packaging Machinery Factory agrees to provide compostable floral sleeve sample-making services to the corporation.

该环保花袋样品为淋膜纸材料，中间层纸张的重量在 100 克以上，全部为双面淋膜，形状，以及彩色纸原料由乙方提供，边缘设计分为直接封切和包边封切两种。样品数量为 1000 个。

The compostable floral sleeve samples are made from resin coated paper material. The weight of the paper shall be 100 grams/m2 or over. All paper material shall be coated on both sides. Shapes requirements and color printed papers will be provided by Zenitech Corporation. The cutting and sealing methods of the edges will be both direct cutting and sealing and one-side-closed-in cutting and sealing. The number of samples shall be one thousand.

样品制作费用为 500 元人民币到 1000 元人民币。在甲方交货时候支付。

The sample-making fee will be between 500 to 100 RMB Yuan, payable at the time of delivery of the samples.

甲方：安徽桐城佳联塑料包装机械厂

An Hui Jia Lian Plastic Packaging Machinery Factory

/ZHU REN XIN/

乙方：美国兹尼科技有限公司

Zenitech Corporation

/HONG YANG/

日期：OCTOBER 8, 2010

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